UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2010

Cavco Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-08822	56-2405642
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 North Central Avenue, Suite 800, Phoenix, Arizona	85004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 256-6263

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

On June 24, 2010, Cavco Industries, Inc. (the “Corporation”) a Delaware corporation, held its 2010 Annual Meeting of Stockholders (“Annual Meeting”) at the Corporation’s headquarters located at 1001 N. Central Avenue, Suite 800, Phoenix, Arizona.  The final voting results for each of the proposals submitted to a vote of stockholders at the Annual Meeting are set forth below.

Proposal 1:   The election of one member to the board of directors to serve until the 2013 annual meeting of stockholders and until his successor is duly elected and qualified.

David A. Greenblatt was elected. The votes cast were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
6,049,877	9,334	0	213,881

Proposal 2:  To re-approve the performance goals for section 162(m) awards under the Cavco Industries, Inc. 2005 Stock Incentive Plan, as amended.

This proposal was approved.  The votes cast were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
6,161,511	97,562	12,147	1,872

Proposal Number 3:  Ratification of the appointment of Ernst & Young LLP as the Corporation’s independent registered public accounting firm for fiscal year 2011.

 This proposal was approved. The votes cast were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
6,265,165	3,798	4,129	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAVCO INDUSTRIES, INC.

By: /s/ James P. Glew
James P. Glew, Secretary

Date: June 25, 2010